UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2023

I-ON DIGITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1244 N. Stone St. Unit #3, Chicago, IL 60610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 440-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2023, I-ON Digital Corp. (the “Company”) consummated its previously announced transaction contemplated by that certain Contribution and Exchange Agreement, dated as of October 30, 2023 (the “Contribution and Exchange Agreement”), by and between the Company and Orebits Acquisition Group, a Wyoming limited liability company (“OAG”), pursuant to which the Company acquired 910,000 shares of currently outstanding common stock of Orebits Corp. (“Orebits”), representing a controlling interest in Orebits, in exchange for 910,000 shares of Series C Preferred Stock of the Company (“Series C Stock” and such transaction, the “Transaction”). Carlos Montoya, the Company’s Chief Executive Officer and Chairman, owns a majority of the outstanding units of OAG.

As part of the Contribution and Exchange Agreement, upon and by virtue of the consummation of the Transaction, OAG transferred all its right, title and interest in and to approximately 9,700 Orebits.AU gold-backed digital assets to the Company, which have an estimated value of $18.2 million. The disinterested members of the Board of Directors determined that the consideration paid for the 910,000 shares of Orebits approximated their fair market value.

A copy of the press release reporting the consummation of the Transaction is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 15, 2023, the Company, pursuant to authority granted to the Board of Directors granted in the Company’s Certificate of Incorporation, filed a Certificate of Designations amending its Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series C Stock. Each share of Series C Stock converts into twenty shares of Company common stock (“Common Stock”), and each share of Series C Stock may cast one vote for each share of Common Stock into which it is convertible. A copy of the Certificate of Designations relating to the Series C Preferred Stock is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2023, the Company issued a press release announcing the closing of the Contribution and Exchange Agreement. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) The Company will provide pro forma financial information reflecting the consummation of the Contribution and Exchange Agreement within 71 days of this filing, consistent with instruction under Item 9.01(b) of Form 8-K.

(d)	Exhibits.

Exhibit	Description
3.1	Certificate of Designations of the Company relating to the Series C Preferred Stock, filed on December 15, 2023
99.1	Press Release issued by I-ON Digital Corp., dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023	I-ON DIGITAL CORP.

	By:	/s/ Carlos X. Montoya
	Name:	Carlos X. Montoya
	Title:	Chief Executive Officer